UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

LUXEYARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8884 Venice Boulevard Los Angeles, CA	90034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 488-3574

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2012, Luxeyard, Inc. (the “Company”) and Mr. Steve Beauregard mutually agreed upon the termination of Mr. Beauregard’s employment as Chief Operating Officer effective retroactively to August 17, 2012 . The Board of Directors of the Company approved the termination on August 22, 2012. There was no disagreement between Mr. Beauregard and the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices that resulted in his termination as the Chief Operating Officer.

Severance Agreement

In connection with the termination of Steve Beauregard as our Chief Operating Officer, we entered into a severance agreement (“Separation and Release Agreement”) with Mr. Beauregard, dated August 22, 2012, to be retroactively effective August 17, 2012 (“Termination Date”), pursuant to which we agreed to pay to Mr. Beauregard any unpaid salary, unreimbursed expenses, and a severance payment. The severance payment equals to 80% of Mr. Beauregard’s base salary and is payable in 26 installments of $5,384.62 for a sum of $140,000 and a one month continuation of his health, dental, and vision benefits. In addition, Mr. Beauregard’s stock options in the amount of 1,950,000 shares previously granted under his employment will vest immediately as of the Termination Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Officer

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 5.02.

The foregoing descriptions of the severance agreement is qualified in its entirety by reference to the provisions of the Separation and Release Agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

(b)	Appointment of Officer

On August 24, 2012. our Board of Directors appointed Jerry Wilkerson as Chief Operating Officer of the Company.

A brief description of the background and business experience of Mr. Wilkerson is as follows:

Jerry Wilkerson

Chief Operating Officer, age 40

Jerry Wilkerson was appointed Chief Operating Officer on August 24, 2012. Prior to this position Mr. Wilkerson was our Chief Technology and Information Officer, since November 8, 2011.  Mr. Wilkerson has also served as Chief Technical & Information Officer of our subsidiary, LY Retail-Texas, since September 2011. Since 2002 he has also owned his own retail ecommerce business.  Mr. Wilkerson brings us a wealth of knowledge and experiences in the web development and information technology sector and has more than ten years experience in retail technology.  Throughout his career, Mr. Wilkerson has been involved in various technology position and retail management along with familiarity with several ecommerce platforms.  Mr. Wilkerson has extensive Microsoft training along with in depth information technology training.  He has over twenty years’ experience in programming, focusing on web design, since 1999.

Family Relationships

There are no family relationships between our directors and officers.

Transactions with Related Persons

On May 8, 2012, the Company entered into a management agreement with Home Loft, Inc. to manage its LeatherGroups (LG) web site. Home Loft is owned by Mr. Wilkerson. Pursuant to the agreement, the Company paid a $50,000 deposit to Home Loft which is reported as other asset in the consolidated balance sheet. In exchange, the Company receives and recognizes all revenues for all products sold in the website as well as the related cost of goods sold since it bears the risk and rewards related to these sales. During the six months ended June 30, 2012, the Company recorded $75,394 of sales and $24,369 of cost of goods sold in connection with this agreement.

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ITEM 8.01	OTHER EVENTS

We issued a press release on August 24, 2012 regarding the appointment of Jerry Wilkerson as our new Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Severance Agreement, dated August 22, 2012, by and between Steve Beauregard and LY Retail, LLC.

99.1	Press Release dated August 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2012	LUXEYARD, INC.

	By:	/s/ Braden Richter
Braden Richter
President and Chief Executive Officer

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